UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: Upcoming Owl Rock BDC Annual Meetings

Hi XX,

I hope you’re well.

I wanted to make sure you received the proxy materials for our upcoming annual meetings which we distributed a few weeks ago, and check in on whether you had any questions about the proposals on the ballot since we have not received your vote. I’ve included a copy of the proxy materials for Owl Rock Capital Corporation III here for your convenience.

By way of background, there are 3 proposals on the ballot this year:

(i) To elect two board members, Edward D’Alelio and Craig W. Packer, for 3-year terms

(ii) To ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022

(iii) To transact other business as may properly come before the annual meeting, or any postponement or adjournment thereof

We’d very much appreciate your vote for these proposals in line with our Board’s recommendations. Your shares can be voted by visiting www.proxyvote.com and entering [your control number below/the control number provided on the proxy materials you received].

If you have any questions about the proposals or how to vote, please let us know and we would be happy to help.

Thank you for your support,

XX